EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements pertaining to the Harris Corporation Retirement Plan of our report dated June 27, 2012 with respect to the financial statements and supplemental schedule of the Harris Corporation Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

Form S-8 No. 333-163647 Harris Corporation Retirement Plan

/s/ Ernst & Young LLP

Boca Raton, Florida

June 27, 2012